UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2018

HAEMONETICS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	001-14041	04-2882273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Wood Road Braintree, MA 02184 (Address of principal executive offices, including zip code)

(781) 848-7100 (Registrant’s telephone number, including area code)

Not Applicable (Registrant’s name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 24, 2018, the Board of Directors of Haemonetics Corporation (the “Company”) elected Ellen M. Zane to serve as a Class II Director for a term expiring at the 2019 Annual Meeting of Shareholders and appointed Ms. Zane to serve as a member of both the Compensation Committee and Governance and Compliance Committee of the Board of Directors. Ms. Zane led the turnaround of Tufts Medical Center and Floating Hospital for Children in Boston, Massachusetts, where she retired as President and Chief Executive Officer in 2011 and currently serves as Vice Chair of the Board of Trustees. In addition to her other public company board experience, Ms. Zane served as a director of the Company from 2012 to 2016.
As a non-employee director of the Company, Ms. Zane will receive compensation as described in the “Directors’ Compensation” section of the Company’s 2017 Proxy Statement. In connection with her election, Ms. Zane received a grant of 1,301 Restricted Stock Units which vest on the first anniversary of the grant date and represent a prorated annual equity award based on the number of days to be served from Ms. Zane’s election through the first anniversary of the 2017 Annual Meeting of Shareholders.
A copy of the Company’s press release announcing the election of Ms. Zane is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits
(d)    Exhibits

Exhibit Number	Description
99.1	Press Release dated January 25, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION

Date: January 25, 2018	By:	/s/ Christopher Simon
	Name:	Christopher Simon
	Title:	President and Chief Executive Officer